Hartman Expands Presence in Renowned Energy Corridor with Purchase of
Premiere Houston Office Buildings
On November 21, 2019, a subsidiaries of Hartman vREIT XXI, Inc. (vREIT XXI) acquired Timberway II and One and Two Park Ten Place with the proceeds from the public offering. These properties are located in the Energy Corridor in Houston, Texas.
“These assets are in prime locations supported by a stable and growing economy and an upper-middle-class workforce. These new acquisitions may generate capital appreciation opportunities, in alignment with the investment objectives of vREIT XXI.”
– Al Hartman, Chairman, and CEO
15995 N. Barkers Landing Rd. (Timberway II) Building, 16365 Park Ten Place Dr. and 16300 Katy Freeway (One and Two Park Ten Place) Buildings are premiere, class B office buildings comprised of 130,828, 34,089 and 57,126 square feet, respectively. All three assets are are located in the Energy Corridor; in close proximity to Interstate 10, a major East/West access artery.
Hartman believes that these assets provide investors with the opportunity for income and capital appreciation because they have several characteristics and attributes that may respond well to the Hartman Advantage—a proprietary, value-oriented process executed by our vertically-integrated firm. Our investment process focuses on retaining existing tenants while enhancing the attractiveness of vacancies to prospective tenants seeking class A building amenities at class B building rental rates.
•At the time of acquisition, Timberway II was 64.2% occupied by 14 tenants with an average remaining lease term of 2.86 years. The major tenant in this three-story office building, Enventure Global Technology, LLC, occupied 23% of the buildings’ rentable square feet, and accounts for nearly 40% of the assets’ annual rental revenue.
•At the time of acquisition, One Park Ten Place was 34.6% occupied by 14 tenants with an average remaining lease term of 1.78 years. The major tenant in this three-story office building, Fractal, LLC, occupied 4.2% of the building, and accounts for nearly 13% of the assets’ annual rental revenue.
•At the time of acquisition, Two Park Ten Place was 89.1% occupied by 14 tenants with an average remaining lease term of two years. The major tenant in this three-story office building, Hargrove Engineers, occupied 44% of the building, and accounts for nearly 53% of the assets’ annual rental revenue.
The Energy Corridor has remained a bright spot in this submarket. During 2018, three major firms, McDermott International, Transocean and Energy Center Five signed leases for nearly two million square feet—driving continued optimism and demand in the submarket.
Timberway II was built in 1983 and renovated in 2016. One and Two Park Ten were built in 1979 and 1981, respectively, and renovated in 2005 and 2003, respectively. Although there is no guarantee that any investment strategy will be successful, we believe that these assets—located in close proximity to major access arteries and in highly desirable geographic areas—will allow us to successfully execute our proprietary, value-oriented investment strategy.

About Hartman
Hartman and its subsidiaries and affiliates has extensive experience acquiring, owning, managing and leasing commercial office, retail, light industrial and warehouse properties located in Texas. Since 1983, Hartman and its affiliated entities have sponsored 24 programs and acquired interests in more than 90 real assets totaling approximately $800 million as of November 25, 2019. Additional information can be found at www.hartmanreits.com.

Forward-Looking Statement
This material contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this material. Such factors include those described in the Risk Factors sections of annual reports on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this material speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.